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                                                                  EXHIBIT 10.8.7



                               AMENDMENT NO. 2 TO
                           LOAN AND SECURITY AGREEMENT

         AMENDMENT NO. 2 to LOAN AND SECURITY AGREEMENT ("Amendment"), dated August 23, 2002 by and between Congress Financial Corporation (Southern), a Georgia corporation ("Lender") and Delta Apparel, Inc., a Georgia corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower has entered into financing arrangements with Lender pursuant to which Lender may make loans and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated May 16, 2000, by and between Borrower and Lender as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 16, 2001 (as the same now exists and is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrower has requested that Lender agree to certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment, Borrower and Lender intend to evidence such amendments.

         NOW, THEREFORE, in consideration of the foregoing, and the agreements and covenants contained herein, the parties hereto agree as follows:

         1.       Definitions.

         (a) Additional Definition. Section 1 of the Loan Agreement is hereby amended to include, in addition and not in imitation, the following definition:

                  "Monthly Average Excess Availability" shall mean, at any time, the average of the amount of the Excess Availability for the immediately preceding thirty (30) days as calculated by Lender based on the amount of the Excess Availability on each date during such period."

         (b) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2.       Amendments.

         (a) Collection of Accounts. Section 6.3(a) is hereby amended to add the following before the last sentence thereof:

                  "Lender shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower as Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Lender may notify the depository banks at which the Blocked Accounts are maintained that the Blocked Account Agreements are effective and may instruct such banks to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Monthly Average Excess Availability shall at any time be less than $7,500,000."

         (b) Inventory Covenants. The reference to "twice" in the second line of Section 7.3(d) of the Loan Agreement is hereby deleted and "once" is substituted therefor.

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         (c)      Dividends and Redemptions. Clause (E) of Section 9.11(c)(i) of
the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(E) the aggregate amount of all payments for such repurchases during the term of this Agreement shall not exceed $23,000,000."

         (d)      Term. The reference to "three (3) years" in the third line of
Section 12.1(a) of the Loan Agreement is hereby deleted and the phrase "five (5) years" is substituted therefor.

         (e) Early Termination Fee. (i) The first sentence of Section 12.1(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to one (1%) percent of the Maximum Credit plus $75,000."

            (ii) Section 12.1(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  " (d) Notwithstanding anything to the contrary contained in
                  Section 12.1(c) above, in the event of the termination of this Agreement at the request of Borrower prior to the end of the term of this Agreement and the full and final repayment of all Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, Borrower shall only be required to pay to Lender an early termination fee of $75,000 if such payments are made to Lender with the initial proceeds of a financing transaction provided or underwritten by Wachovia Bank, National Association to Borrower."

         3. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender a fee for entering into this Amendment in an amount equal to $80,000, which fee is fully earned as of the date hereof and due and payable on the date hereof, and which Lender may, at its option, charge directly to the loan account(s) of Borrower.

         4. Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by Lender to Borrower:

         (a) This Amendment has been duly authorized, executed and delivered by Borrower and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

         (b) Neither the execution and delivery of this Amendment, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrower or any of its Subsidiaries in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which Borrower is a party or may be bound, or violates any provision of the Certificate of Incorporation or By-Laws of Borrower.

         (c) After giving effect to the provisions of this Amendment, no Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

         5. Conditions Precedent. The effectiveness of the terms and conditions of this Amendment shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         (a) the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower;

         (b)      the receipt by Lender of the fee set forth in Section 3
hereof; and
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         (c)      no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

         6.       General.

         (a) Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

         (b) Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

         (c) Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Georgia (without giving effect to principles of conflict of laws).

         (d) Binding Effect. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

         (e) Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Lender and Borrower have caused this Amendment to be duly executed as of the day and year first above written.



                                    CONGRESS FINANCIAL CORPORATION
                                    (SOUTHERN)
                                    By:
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                                    Title:
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                                    DELTA APPAREL, INC.
                                    By:
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                                    Title:
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